EXHIBIT 16.1


February 7, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K of QT 5, Inc. for the event that occurred on February 7, 2003, and are in agreement with the statements contained therein insofar as they relate to our firm.






                                                              /s/CORBIN & WERTZ

                                                              CORBIN & WERTZ

                                                              Irvine, California